Exhibit 4.11

TAMPA ELECTRIC COMPANY

and

THE BANK OF NEW YORK MELLON,

As Trustee

FOURTEENTH SUPPLEMENTAL INDENTURE

dated as of October 4, 2018

Supplementing the Indenture

dated as of July 1, 1998

4.45% Notes Due 2049

-i-

This Fourteenth Supplemental Indenture, dated as of October 4, 2018, is between Tampa Electric Company, a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the “Company”) and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York Mellon, as trustee (hereinafter called the “Trustee”), and having its principal corporate trust office at 101 Barclay Street, 7 West, New York, New York 10286.

WITNESSETH:

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 1, 1998, as amended by a Third Supplemental Indenture, dated as of June 15, 2001, as further amended by the Tenth Supplemental Indenture, dated as of September 19, 2012, between the Company and the Trustee (the “Original Indenture”), pursuant to which one or more series of debt of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fourteenth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Company’s “4.45% Notes due 2049” (the “Notes”); and

WHEREAS, the Company and the Trustee desire to enter into this Fourteenth Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fourteenth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fourteenth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

NOW, THEREFORE, THIS FOURTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 1.01.    Definitions

All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Fourteenth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” As used in this Fourteenth Supplemental Indenture, the following capitalized terms shall have the following respective meanings:

“Business Day” means any day other than (i) a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York, or (ii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on December 15. 2048) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” means The Depository Trust Company or its successor.

“Independent Investment Banker” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, and Scotia Capital (USA) Inc., or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Date” means June 15 and December 15 of each year.

“Notes” has the meaning set forth in the preamble hereof.

“Original Issue Date” means the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of each Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any government.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date, provided, however, as long as the Notes are registered in the name of the Depositary, its nominee or a successor depositary, the Record Date shall be the close of business on the Business Day immediately preceding the Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reference Treasury Dealer” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by MUFG Securities Americas Inc., RBC Capital Markets, LLC, and Scotia Capital (USA) Inc., or each of their respective affiliates and successors; provided that if any such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Section 1.02.    Section References

Each reference to a particular section set forth in this Fourteenth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourteenth Supplemental Indenture.

ARTICLE TWO

Designation and Terms of the Notes

Section 2.01.    Establishment of Series

There is hereby created a series of Securities to be known and designated as the “4.45% Notes Due 2049,” which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

Section 2.02.    Variations in Terms of the Notes

Subject to the terms and conditions set forth in the Original Indenture and in this Fourteenth Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

Section 2.03.    Amount and Denominations; the Depositary

(a)    The initial principal amount of Notes that may be issued under this Fourteenth Supplemental Indenture shall be $375,000,000. Additional Notes may be issued under this Fourteenth Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of Notes shall be $2,000 or integral multiples of $1,000 in excess thereof.

(b)    The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary, or its nominee who is hereby designated as “Depositary” under the Original Indenture.

Section 2.04.    Stated Maturity

The Stated Maturity of the principal amount of the Notes shall be June 15, 2049.

Section 2.05.    Interest Rates and Interest Payment Dates

(a)    Interest Rate. The Notes shall bear interest at the annual rate of 4.45% from the Original Issue Date to the date on which the principal shall become due on the Stated Maturity, and if such principal is not fully paid on the Stated Maturity, until such principal is paid in full. Interest on the Notes will be payable semi-annually on each Interest Payment Date, commencing on June 15, 2019. Such interest will be payable to the Holder thereof as of the related Record Date.

(b)    Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

Section 2.06.    Form and Other Terms of the Notes

(a)    Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which the Notes may be issued and which shall be completed with the series designation, Stated Maturity, interest rate and CUSIP number applicable to the Notes upon such issuance.

(b)    Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Fourteenth Supplemental Indenture.

Section 2.07.    Authentication and Delivery

As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of Notes under this Fourteenth Supplemental Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit B to this Fourteenth Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the Notes) for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

Section 2.08.    Redemption; No Sinking Fund

(a)    Prior to December 15, 2048, the Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i)    100% of the principal amount of Notes then outstanding to be redeemed, or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed that would be due if such Notes matured on December 15, 2048 (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus twenty basis points (0.20%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date. From and after December 15, 2048, the Notes are subject to redemption in whole or in part at the option of the Company at a redemption price equal to 100% of the principal amount of Notes then outstanding to be redeemed plus accrued and unpaid interest thereon to the redemption date.

(b)    The Company will deliver a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed (or, in the case of Notes held in global form, the Depositary will select the Notes to be redeemed in accordance with its standard procedures).

(c)    Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(d)    The Notes are not entitled to the benefit of any sinking fund or analogous provision.

ARTICLE THREE

Miscellaneous

Section 3.01.    Effect On Original Indenture

The Fourteenth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fourteenth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fourteenth Supplemental Indenture shall together constitute one and the same instrument.

Section 3.02.    Counterparts

This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 3.03.    Recitals

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourteenth Supplemental Indenture.    The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 3.04.    Governing Law

This Fourteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

Section 3.05.    Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3.06.    Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.07.    Damages

In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.08.    FATCA

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), if a foreign financial institution, issuer, trustee, paying agent, holder or other institution (the “Foreign Institution”) has agreed to be a party or subject to the Indenture, (i) the Foreign Institution agrees to provide (and, to the extent such information is in the possession of the Company, the Company agrees to provide) to The Bank of New York Mellon sufficient information about itself so The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Law, and (ii) the Company, the Guarantor and the Foreign Institution agree that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 3.09.    Reports

Delivery of the reports and documents described in Section 704 of the Original Indenture to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture.

[The balance of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the date and year first written above.

TAMPA ELECTRIC COMPANY

By:	/s/ Gregory W. Blunden
Name:	Gregory W. Blunden
Title:	Senior Vice President – Finance and
Accounting, Treasurer and Chief Financial Officer (Chief Accounting Officer)

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Laurence J. O’Brien
Name	Laurence J. O’Brien
Title:	Vice President

Signature Page to Fourteenth Supplemental Indenture

EXHIBIT A

FORM OF NOTE

CUSIP NO.:	PRINCIPAL AMOUNT: $

REGISTERED NO.

TAMPA ELECTRIC COMPANY

4.45% Notes Due 2049

☒	Check this box if the Note is a Global Note.Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary (“Depositary”), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

ORIGINAL ISSUE DATE: October 4, 2018 ISSUE PRICE: 99.489% (as a percentage of principal amount) STATED MATURITY: June 15, 2049 INTEREST RATE: 4.45% per annum.

INTEREST PAYMENT DATES: June 15 and December 15 of each year commencing June 15, 2019.

SPECIFIED CURRENCY: U.S. dollars

AUTHORIZED DENOMINATIONS: N/A (Only applicable if specified currency is other than U.S. dollars)

SINKING FUND: None

YIELD TO MATURITY: N/A

REDEMPTION: Redeemable in whole or in part, at the Company’s option, from time to time at the redemption prices described on the reverse of this Note.

DEPOSITARY: The Depository Trust Company, or any successor depository.

TAMPA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Mellon, or its successor in trust (the “Trustee”), or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date, which is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date, provided, however, as long as this Note is registered in the name of the Depositary, its nominee or a successor depositary, the Record Date shall be the close of business on the Business Day immediately preceding the Interest Payment Date. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, TAMPA ELECTRIC COMPANY has caused this instrument to be duly executed.

Dated:                     , 20

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the series designated therein referred to in the within-mentioned Indenture. THE BANK OF NEW YORK MELLON, as Trustee		TAMPA ELECTRIC COMPANY
By:
Name:
Title:

By:
Authorized signatory

(REVERSE OF NOTE)

TAMPA ELECTRIC COMPANY

4.45% Notes Due 2049

This Note is one of a duly authorized series of securities of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of July 1, 1998, as amended, and as supplemented by the Fourteenth Supplemental Indenture, dated as of October 4, 2018 (as such has been or shall be amended or supplemented, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

DEFINITIONS

The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

“Business Day” means any day other than (i) a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York, or (ii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on December 15, 2048) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” shall mean The Depository Trust Company or any successor depositary.

“Independent Investment Banker” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc., or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Date” means each of the dates on which interest on this Note is payable, which dates are set forth on the face of this Note.

“Reference Treasury Dealer” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by MUFG Securities Americas Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc., or each of their respective affiliates and successors; provided that if any such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

INTEREST RATE

This Note will bear interest at the rate per annum (computed based on a 360-day year consisting of twelve 30-day months) identified on the face of this Note. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

OPTIONAL REDEMPTION

Prior to December 15, 2048, the Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i)    100% of the principal amount of the Notes then outstanding to be redeemed, or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed that would be due if such Notes matured on December 15, 2048 (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus twenty basis points (0.20%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date. From and after December 15, 2048, the Notes are subject to redemption in whole or in part at the option of the Company at a redemption price equal to 100% of the principal amount of Notes then outstanding to be redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company will deliver a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed (or, in the case of Notes held in global form, the Depositary will select the Notes to be redeemed in accordance with its standard procedures).

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes are not entitled to the benefit of any sinking fund or analogous provision.

TRANSFER OR EXCHANGE

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

OTHER PROVISIONS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		CUSTODIAN
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship Under Uniform Gifts to Minors Act and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of TAMPA ELECTRIC COMPANY and does hereby irrevocably constitute and appoint                                                               attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

FORM OF SUPPLEMENTAL COMPANY ORDER

TAMPA ELECTRIC COMPANY

4.45% NOTES DUE 2049

SUPPLEMENTAL COMPANY ORDER

Pursuant to Section 2.07 of Article Two of the Fourteenth Supplemental Indenture, dated as of October 4, 2018, to the Indenture, dated as of July 1, 1998, as amended, you are instructed to authenticate a Note, of the series identified above, in the principal amount of $______________.

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________, 20__.

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

B-1